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                [KEATING, MUETHING & KLEKAMP, P.L.L. LETTERHEAD]
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MARK A. WEISS
DIRECT DIAL: (513) 579-6599
FACSIMILE: (513) 579-6457
E-MAIL: MWEISS@KMKLAW.COM

                                  July 16, 2003

American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio  45202

Ladies and Gentlemen:

     We have acted as counsel to American Financial Group, Inc., an Ohio corporation (the "Company"), in with respect to a Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") in connection with the issuance of shares of common stock, no par value, of the Company (the "Common Stock") in exchange for the outstanding Series J Preferred Stock of American Financial Corporation, an Ohio corporation ("AFC"), pursuant to the Agreement and Plan of Reorganization dated as of July 7, 2003 (the "Agreement") among the Company, AFC and AFC Holding Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

     As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the issuance of the Common Stock pursuant to the Agreement.

     Based solely on the examination detailed above, we are of the opinion that the Company has taken all necessary and required corporate actions in connection with the issuance of Common Stock pursuant to the Agreement, and when issued under the terms set forth in the Agreement, the shares of Common Stock will be validly authorized, legally issued, fully paid and nonassessable shares of Common Stock of the Company free of any preemptive rights.

     We hereby consent to be named in the Registration Statement and the proxy statement/prospectus part thereof as the attorneys who have passed upon legal matters in connection with the issuance of the Common Stock and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come




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American Financial Group, Inc.
July 16, 2003
Page 2


within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely yours,

                                    KEATING, MUETHING & KLEKAMP, P.L.L.



                                    By:            Mark A. Weiss
                                       -----------------------------------------
                                                   Mark A. Weiss